UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Alumis Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42143	86-1771129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (650) 231-6625

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, Alumis Inc. (the “Company”) entered into an Agreement and Plan of Merger, on February 6, 2025, which was subsequently amended on April 20, 2025 (as amended, the “Agreement”), by and among the Company, Arrow Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Company (“Merger Sub”), and ACELYRIN, Inc., a Delaware corporation (“ACELYRIN”). Pursuant to the terms of the Agreement, Merger Sub will merge with and into ACELYRIN, with ACELYRIN continuing as the surviving corporation (the “Merger”).

On May 13, 2025, the Company held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2025, and mailed to the Company stockholders starting on April 23, 2025.

As of the close of business on April 1, 2025, the record date for the Special Meeting, there were 47,222,419 shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. 42,021,905 shares of Company Common Stock, representing approximately 88.98% of all of the issued and outstanding shares of Company Common Stock entitled to vote, were represented at the Special Meeting.

At the Special Meeting the following proposals were considered:

(1)	the proposal to approve the issuance of shares of Common Stock to stockholders of ACELYRIN in connection with the Merger contemplated by the Agreement, as may be amended from time to time (“Alumis stock issuance proposal”); and

(2)	the proposal to approve the adjournment from time to time of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Company stock issuance proposal (“Alumis adjournment proposal”).

The tables below detail the final voting results for each proposal presented at the Special Meeting:

1.	The Company stockholders approved the Alumis stock issuance proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,861,422	159,077	1,406	—

2.	The Company stockholders approved the Alumis adjournment proposal as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,757,390	261,875	2,640	—

Pursuant to the terms of the Agreement, the completion of the Merger remains subject to customary closing conditions, including (without limitation) (1) the absence of an order or law preventing the Merger, (2) the listing of shares of Company Common Stock issuable in connection with the Merger on the Nasdaq Global Select Market, and (3) the declaration of effectiveness by the Securities and Exchange Commission of a Form S-4 under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Form S-4 having been issued.

The Merger is expected to close on May 21, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, a statement regarding the expected timing of the closing of the Merger. Any forward-looking statements in this report are based on Alumis’ current expectations, estimates and projections only as of the date of this report and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Such risks and uncertainties include the risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC), including those described from time to time under the caption “Risk Factors” and elsewhere in Alumis’ current and future reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIS INC.

Dated: May 19, 2025	By:	/s/ Martin Babler
	Name:	Martin Babler
	Title:	President and Chief Executive Officer